                                                                    EXHIBIT 12.1

                        CLARK Material Handling Company
          Statement of Ratio of Earnings to Fixed Charges - SEC Method
                                 (in thousands)


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
                                                    Wholly Owned Subsidiaries
                                                   of the Predecessor's Parent                        The Company
                                           -----------------------------------------   --------------------------------------------
                                                                           Eleven          One
                                                                           Months         Month         Year          Six Months
                                                                           Ended          Ended         Ended            Ended
                                              Year Ended December 31,    November 26,  December 31,  December 31       June 30,
                                           ----------------------------                                            -----------------
                                             1993      1994      1995        1996           1996        1997         1997      1998
                                           -------   -------   --------  -----------    ----------    ---------    -------   -------
EARNINGS                                                                             |
  Pre-tax income from continuing                                                     |
    operations (before extraordinary                                                 |
    items)                                 $(44,761) $(24,469) $(17,271)   $(2,095)  |     $  535       $ 8,355     $1,526   $ 2.075
  Fixed charges (as calculated below)        20,061    18,861    18,309     15,997   |      1,503        16,637      8,260     8,453
                                           --------  --------  --------    -------   |     ------       -------     ------    ------
Earnings                                   $(24,700) $ (5,608) $  1,038    $13,902   |     $2,038       $24,992     $9,786   $10,528
                                           ========  ========  ========    =======   |     ======       =======     ======    ======
                                                                                     |
FIXED CHARGES                                                                        |
  Interest expense, including debt                                                   |
    discount amortization:                                                           |
      Third Party                          $  1,169  $  2,221  $    790    $   370   |     $1,393       $15,086     $7,528    $7,590
      On allocated debt                      16,756    14,361    16,145     14,656   |         --            --         --        --
  Amortization of debt issuance costs         1,004       822       530        349   |         47           625        296       339
  Portion of rental expense                                                          |
    representative of interest factor         1,132     1,457       844        622   |         63           926        436       524
                                           --------  --------  --------    -------   |     ------       -------     ------    ------
                                                                                     |
    Total Fixed Charges                    $ 20,061  $ 18,861  $ 18,309    $15,997   |     $1,503       $16,637     $8,260    $8,453
                                           ========  ========  ========    =======   |     ======       =======     ======    ======
                                                                                     |
RATIO OF EARNINGS TO FIXED CHARGES              (A)       (A)       (A)        (A)   |       1.36          1.50       1.18      1.25
                                           ========  ========  ========    =======   |     ======       =======     ======    ======
                                                                                     |
AMOUNT OF EARNINGS DEFICIENCY                                                        |
 FOR COVERAGE OF FIXED CHARGES             $(44,761) $(24,469) $(17,271)  $(2,095)   |     $   --       $    --     $   --    $   --
                                           ========  ========  ========    =======   |     ======       =======     ======    ======

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(A) Earnings are inadequate to cover fixed charges.
(B) The pro forma ratio of earnings to fixed charges data for the year ended December 31, 1997 and the last twelve months ended June 30, 1998 gives effect to the acquisitions of Blue Giant USA Corporation and Blue Giant Canada Limited as if such events had occurred at the beginning of each respective period.

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
                                        The Company             Pro Forma(B)
                                        ------------    --------------------------
                                            Last                           Last
                                           Twelve                          Twelve
                                           Months          Year            Months
                                            Ended          Ended           Ended
                                           June 30,    December 31,      June 30,
                                            1998           1997            1998
                                          ---------     ------------     ---------
EARNINGS
  Pre-tax income from continuing
    operations (before extraordinary
    items)                                 $ 8,904        $ 8,945        $ 9,064
  Fixed charges (as calculated below)       16,830         16,698         16,855
                                           -------        -------        -------
Earnings                                   $25,734        $25,643        $25,919
                                           =======        =======        =======

FIXED CHARGES
  Interest expense, including debt
    discount amortization:
      Third Party                          $15,148        $15,086        $15,148
      On allocated debt                         --             --             --
  Amortization of debt issuance costs          668            625            668
  Portion of rental expense
    representative of interest factor        1,014            987          1,039
                                           -------        -------        -------

    Total Fixed Charges                    $16,830        $16,698        $16,855
                                           =======        =======        =======

RATIO OF EARNINGS TO FIXED CHARGES            1.53           1.54           1.54
                                           =======        =======        =======

AMOUNT OF EARNINGS DEFICIENCY
 FOR COVERAGE OF FIXED CHARGES              $   --         $   --        $    --
                                           =======        =======        =======
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